Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated August 15, 2003, except as to Note 16, which is as of November 4, 2003, relating to the consolidated financial statements of Quality Distribution, Inc., which appears in Quality Distribution, Inc.’s Registration Statement on Form S-1 (333-108344). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/    PRICEWATERHOUSECOOPERS LLP

Tampa, Florida

November 7, 2003